Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Fourth Quarter and Full Year 2020

DALLAS — (BUSINESS WIRE) January 28, 2021 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the fourth quarter and full year 2020. Hilltop produced income from continuing operations to common stockholders of $112.7 million, or $1.30 per diluted share, for the fourth quarter of 2020, compared to $43.7 million, or $0.48 per diluted share, for the fourth quarter of 2019. Income from continuing operations to common stockholders for the full year 2020 was $409.4 million, or $4.58 per diluted share, compared to $211.3 million, or $2.29 per diluted share, for the full year 2019. Hilltop’s financial results from continuing operations for the fourth quarter and full year 2020 reflect a significant increase in mortgage origination segment net gains from sale of loans and other mortgage production income.

Including income from discontinued operations related to the insurance business, income applicable to common stockholders was $116.4 million, or $1.35 per diluted share, for the fourth quarter of 2020, compared to $49.3 million, or $0.54 per diluted share, for the fourth quarter of 2019, and $447.8 million, or $5.01 per diluted share, for full year 2020, compared to $225.3 million, or $2.44 per diluted share, for full year 2019.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.12 per common share, a 33% increase from the prior quarter, payable on February 26, 2021, to all common stockholders of record as of the close of business on February 15, 2021.

Additionally, during 2020, Hilltop paid $208.7 million to repurchase approximately 8.78 million shares of its common stock at a weighted average price of $23.76 pursuant to the 2020 stock repurchase program, and inclusive of the tender offer completed in November 2020. These shares were returned to the pool of authorized but unissued shares of common stock. The previously authorized stock repurchase program was active through April 2020 when, in light of the uncertain outlook for 2020 due to the COVID-19 pandemic, the Hilltop Board of Directors suspended the stock repurchase program. Based on Hilltop’s expected ability to maintain strong capital and liquidity to meet the needs of its customers and communities during this exceptional period of economic uncertainty, and given that the previously noted stock repurchase program expired in January 2021, the Hilltop Board of Directors authorized, subject to regulatory review, a new stock repurchase program through January 2022, under which Hilltop may repurchase, in the aggregate, up to $75.0 million of its outstanding common stock.

The COVID-19 pandemic has negatively impacted financial markets and overall economic conditions, and is expected to continue to have implications on our business and operations. The extent of the impact of COVID-19 on our operational and financial performance for 2021 is dependent on certain developments, including, among others, the broader adverse implications of COVID-19 on our customers and clients, potential further disruption and deterioration in the financial services industry, including the mortgage servicing and commercial paper markets, and additional, or extended, federal, state and local government orders and regulations that might be imposed in response to the pandemic, all of which are uncertain.

Jeremy B. Ford, President and CEO of Hilltop, said, “Hilltop’s strong fourth quarter caps off a remarkable, yet unprecedented year. 2020 was a record-breaking year for our company, as PrimeLending funded a record 84 thousand residential mortgage loans, HilltopSecurities generated record net revenue of over $530 million, and Hilltop produced record consolidated earnings. While the pandemic created unique challenges, I could not be prouder of our teammates across the franchise and how they responded to take care of our clients and the communities we serve. Notably, our team at PlainsCapital Bank originated approximately 2,800 PPP loans and deferred loan payments for their commercial and consumer clients that were most impacted by the pandemic.

“Although the pandemic caused Hilltop to change the way we work, it did not deter our team from making progress on large and complex initiatives. By leveraging shared services, the coordinated efforts of our technology, properties management and human resources groups enabled us to effectively transition to a work-from-home model for a majority of our employees since last March. Further, we completed the implementation of our new mortgage loan origination system at PrimeLending and the core operating system at HilltopSecurities, both of which are foundational for the future growth in these businesses.

“As we embark upon 2021, we believe Hilltop is well positioned with established businesses, synchronized leadership and robust capital. We also believe our dividend increase and share repurchase authorization demonstrate the strength and momentum of our franchise.”

Fourth Quarter 2020 Highlights for Hilltop:

●	For the fourth quarter of 2020, net gains from sale of loans and other mortgage production income and mortgage loan origination fees within our mortgage origination segment was $297.6 million, compared to $157.5 million in the fourth quarter of 2019, an 88.9% increase;
o	Mortgage loan origination production volume was $6.8 billion during the fourth quarter of 2020, compared to $4.4 billion in the fourth quarter of 2019.
●	The reversal of credit losses was $3.5 million during the fourth quarter of 2020, compared to $0.6 million in the third quarter of 2020;
o	The reversal of credit losses during the fourth quarter of 2020 primarily reflected improvements in Bank loan portfolio macroeconomic factor assumptions and qualitative factors from the prior quarter, partially offset by the identified changes in the loan portfolio composition and credit quality.
●	Hilltop’s consolidated annualized return on average assets and return on average equity for the fourth quarter of 2020 were 2.83% and 20.56%, respectively, compared to 1.40% and 9.43%, respectively, for the fourth quarter of 2019;
●	Hilltop’s book value per common share increased to $28.28 at December 31, 2020, compared to $26.72 at September 30, 2020;
●	Hilltop’s total assets were $16.9 billion at both December 31, 2020 and September 30, 2020;
●	Loans[1], net of allowance for credit losses, were $7.1 billion at December 31, 2020, compared to $7.3 billion September 30, 2020;
o	Includes supporting our impacted banking clients through funding of over 2,800 loans through the Paycheck Protection Program, or PPP, with a remaining balance of approximately $487 million as of December 31, 2020, compared to approximately $671 million as of September 30, 2020.
●	Non-performing loans were $79.9 million, or 0.76% of total loans, at December 31, 2020, compared to $84.0 million, or 0.80% of total loans, at September 30, 2020;
●	During the fourth quarter of 2020, we further supported our impacted banking clients through the approval of COVID-19 related loan modifications, resulting in active deferrals that have not reached the end of their deferral period of approximately $240 million as of December 31, 2020;
o	As of September 30, 2020 and June 30, 2020, active COVID-19 related loan modifications totaled approximately $291 million and $968 million, respectively;
o	During the third and fourth quarters of 2020, COVID-19 related loan modifications of approximately $714 million have made at least one payment pursuant to agreed-upon contractual terms;
o	The extent of these loans progressing into non-performing loans during future periods is uncertain.
●	Loans held for sale increased by 9.4% from September 30, 2020 to $2.8 billion at December 31, 2020;
●	Total deposits were $11.2 billion at December 31, 2020, compared to $11.3 billion at September 30, 2020;
●	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[2] of 12.64% and a Common Equity Tier 1 Capital Ratio of 18.97% at December 31, 2020;
o	Capital ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period.
●	Hilltop’s consolidated net interest margin[3] increased to 2.71% for the fourth quarter of 2020, compared to 2.56% in the third quarter of 2020;
●	For the fourth quarter of 2020, noninterest income from continuing operations was $447.9 million, compared to $263.6 million in the fourth quarter of 2019, a 69.9% increase;

Note: “Consolidated” refers to our consolidated financial position and consolidated results of operations, including discontinued operations and assets and liabilities of discontinued operations.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $436.8 million and $502.1 million at December 31, 2020 and September 30, 2020, respectively.

2  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

3  Net interest margin is defined as net interest income divided by average interest-earning assets.

●	For the fourth quarter of 2020, noninterest expense from continuing operations was $402.3 million, compared to $307.9 million in the fourth quarter of 2019, a 30.7% increase; and
●	Hilltop’s effective tax rate from continuing operations was 25.1% during the fourth quarter of 2020, compared to 22.8% during the same period in 2019.

Discontinued Operations

On June 30, 2020, Hilltop completed the sale of National Lloyds Corporation, or NLC, which comprised the operations of its former insurance segment, for cash proceeds of $154.1 million. Insurance segment results and its assets and liabilities have been presented as discontinued operations. Included within discontinued operations of corporate for the fourth quarter of 2020 is the recognition of a pre-tax post-closing adjustment gain of $3.7 million related to the finalization of the June 30, 2020 closing balance sheet, resulting in an aggregate gain on sale of NLC of $36.8 million, net of transaction costs. The resulting book gain from this sale transaction was not recognized for tax purposes pursuant to the rules promulgated under the Internal Revenue Code.

Consolidated Financial and Other Information

Consolidated Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(in 000's)	2020	2020	2020	2020	2019
Cash and due from banks	$1,062,560	$1,277,865	$1,655,492	$524,370	$433,626
Federal funds sold	386	420	385	401	394
Assets segregated for regulatory purposes	290,357	221,621	194,626	178,805	157,436
Securities purchased under agreements to resell	80,319	90,103	161,457	23,356	59,031
Securities:
Trading, at fair value	694,255	667,751	648,037	393,581	689,576
Available for sale, at fair value, net	1,462,205	1,310,240	1,091,348	972,318	911,493
Held to maturity, at amortized cost, net	311,944	323,299	343,198	355,110	386,326
Equity, at fair value	140	117	122	107	166
	2,468,544	2,301,407	2,082,705	1,721,116	1,987,561
Loans held for sale	2,788,386	2,547,975	2,592,307	2,433,407	2,106,361
Loans held for investment, net of unearned income	7,693,141	7,945,560	7,849,904	7,345,250	7,381,400
Allowance for credit losses	(149,044)	(155,214)	(156,383)	(106,739)	(61,136)
Loans held for investment, net	7,544,097	7,790,346	7,693,521	7,238,511	7,320,264

Broker-dealer and clearing organization receivables	1,404,727	1,363,478	1,222,627	1,838,789	1,780,280
Premises and equipment, net	211,595	208,078	210,975	215,261	210,375
Operating lease right-of-use assets	105,757	109,354	119,954	113,395	114,320
Mortgage servicing assets	143,742	127,712	81,264	30,299	55,504
Other assets	555,983	607,932	627,982	846,316	404,754
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	20,364	21,814	23,374	25,019	26,666
Assets of discontinued operations	—	—	—	249,758	248,429
Total assets	$16,944,264	$16,935,552	$16,934,116	$15,706,250	$15,172,448

Deposits:
Noninterest-bearing	$3,612,384	$3,557,603	$3,467,500	$2,865,192	$2,769,556
Interest-bearing	7,629,935	7,704,312	8,182,098	7,082,297	6,262,658
Total deposits	11,242,319	11,261,915	11,649,598	9,947,489	9,032,214
Broker-dealer and clearing organization payables	1,368,373	1,310,835	1,158,628	1,259,181	1,605,518
Short-term borrowings	695,798	780,109	720,164	1,329,948	1,424,010
Securities sold, not yet purchased, at fair value	79,789	56,023	55,340	22,768	43,817
Notes payable	381,987	396,006	450,158	244,042	256,269
Operating lease liabilities	125,450	122,402	131,411	124,123	125,619
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	632,889	502,517	409,672	408,224	348,519
Liabilities of discontinued operations	—	—	—	139,730	140,674
Total liabilities	14,593,617	14,496,819	14,641,983	13,542,517	13,043,652

Common stock	822	902	902	901	906
Additional paid-in capital	1,317,929	1,443,588	1,439,686	1,437,301	1,445,233
Accumulated other comprehensive income	17,763	23,790	23,813	20,939	11,419
Retained earnings	986,792	942,461	797,331	676,946	644,860
Deferred compensation employee stock trust, net	771	774	778	774	776
Employee stock trust	(138)	(143)	(150)	(150)	(155)
Total Hilltop stockholders' equity	2,323,939	2,411,372	2,262,360	2,136,711	2,103,039
Noncontrolling interests	26,708	27,361	29,773	27,022	25,757
Total stockholders' equity	2,350,647	2,438,733	2,292,133	2,163,733	2,128,796
Total liabilities & stockholders' equity	$16,944,264	$16,935,552	$16,934,116	$15,706,250	$15,172,448

	Three Months Ended			Year Ended
Consolidated Income Statements	December 31,	September 30,	December 31,	December 31,	December 31,
(in 000's, except per share data)	2020	2020	2019	2020	2019
Interest income:
Loans, including fees	$109,328	$104,955	$115,696	$433,311	$460,471
Securities borrowed	14,445	10,705	16,196	51,360	69,582
Securities:
Taxable	9,845	11,035	15,174	48,273	58,493
Tax-exempt	1,862	1,687	1,572	6,698	6,159
Other	1,381	1,446	3,180	6,853	15,991
Total interest income	136,861	129,828	151,818	546,495	610,696

Interest expense:
Deposits	9,269	10,700	17,480	47,040	71,509
Securities loaned	12,014	8,729	13,989	42,816	60,086
Short-term borrowings	2,154	2,346	6,244	11,611	26,778
Notes payable	4,807	4,904	2,337	15,897	8,948
Junior subordinated debentures	609	608	909	2,772	3,851
Other	636	641	99	2,193	545
Total interest expense	29,489	27,928	41,058	122,329	171,717

Net interest income	107,372	101,900	110,760	424,166	438,979
Provision for (reversal of) credit losses	(3,482)	(602)	6,880	96,491	7,206
Net interest income after provision for (reversal of) credit losses	110,854	102,502	103,880	327,675	431,773

Noninterest income:
Net gains from sale of loans and other mortgage production income	247,360	307,896	120,573	1,001,059	504,935
Mortgage loan origination fees	50,193	47,681	36,939	171,769	130,003
Securities commissions and fees	35,921	32,496	33,205	142,720	137,742
Investment and securities advisory fees and commissions	42,161	36,866	32,083	131,327	103,787
Other	72,296	77,772	40,846	243,605	186,350
Total noninterest income	447,931	502,711	263,646	1,690,480	1,062,817

Noninterest expense:
Employees' compensation and benefits	291,489	294,907	212,498	1,059,645	844,602
Occupancy and equipment, net	27,596	26,124	30,617	99,416	113,336
Professional services	21,927	17,522	17,211	69,984	60,565
Other	61,336	60,792	47,542	224,758	193,386
Total noninterest expense	402,348	399,345	307,868	1,453,803	1,211,889

Income from continuing operations before income taxes	156,437	205,868	59,658	564,352	282,701
Income tax expense	39,295	46,820	13,579	133,071	63,714
Income from continuing operations	117,142	159,048	46,079	431,281	218,987
Income from discontinued operations, net of income taxes	3,734	736	5,623	38,396	13,990
Net income	120,876	159,784	51,702	469,677	232,977
Less: Net income attributable to noncontrolling interest	4,431	6,505	2,426	21,841	7,686
Income attributable to Hilltop	$116,445	$153,279	$49,276	$447,836	$225,291

Earnings per common share:
Basic:
Earnings from continuing operations	$1.31	$1.69	$0.48	$4.59	$2.29
Earnings from discontinued operations	0.04	0.01	0.06	0.43	0.15
	$1.35	$1.70	$0.54	$5.02	$2.44
Diluted:
Earnings from continuing operations	$1.30	$1.69	$0.48	$4.58	$2.29
Earnings from discontinued operations	0.05	0.01	0.06	0.43	0.15
	$1.35	$1.70	$0.54	$5.01	$2.44

Cash dividends declared per common share	$0.09	$0.09	$0.08	$0.36	$0.32

Weighted average shares outstanding:
Basic	86,269	90,200	90,606	89,280	92,345
Diluted	86,420	90,200	90,711	89,304	92,394

	Three Months Ended December 31, 2020
Segment Results			Mortgage		All Other and	Continuing
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Operations
Net interest income (expense)	$106,431	$8,907	$(6,842)	$(4,710)	$3,586	$107,372
Provision for (reversal of) credit losses	(3,549)	67	—	—	—	(3,482)
Noninterest income	12,130	141,163	297,523	630	(3,515)	447,931
Noninterest expense	62,878	115,719	206,695	17,299	(243)	402,348
Income (loss) from continuing operations before taxes	$59,232	$34,284	$83,986	$(21,379)	$314	$156,437

	Year Ended December 31, 2020
Segment Results			Mortgage		All Other and	Continuing
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Operations
Net interest income (expense)	$390,871	$39,912	$(10,489)	$(14,192)	$18,064	$424,166
Provision for credit losses	96,326	165	—	—	—	96,491
Noninterest income	41,376	491,355	1,172,450	3,945	(18,646)	1,690,480
Noninterest expense	232,447	415,463	753,917	53,040	(1,064)	1,453,803
Income (loss) from continuing operations before taxes	$103,474	$115,639	$408,044	$(63,287)	$482	$564,352

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Selected Financial Data	2020	2020	2019	2020	2019

Hilltop Consolidated (1):
Return on average stockholders' equity	20.56%	25.94%	9.43%	20.03%	11.18%
Return on average assets	2.83%	3.71%	1.40%	2.88%	1.66%
Net interest margin (2)	2.71%	2.56%	3.30%	2.85%	3.48%
Net interest margin (taxable equivalent) (3):
As reported	2.72%	2.57%	3.31%	2.85%	3.48%
Impact of purchase accounting	15 bps	10 bps	19 bps	14 bps	25 bps
Book value per common share ($)	28.28	26.72	23.20	28.28	23.20
Shares outstanding, end of period (000's)	82,185	90,238	90,641	82,185	90,641
Dividend payout ratio (4)	6.67%	5.30%	14.71%	7.18%	13.12%

Banking Segment:
Net interest margin (2)	3.37%	3.03%	3.77%	3.31%	4.00%
Net interest margin (taxable equivalent) (3):
As reported	3.38%	3.03%	3.78%	3.31%	4.01%
Impact of purchase accounting	20 bps	13 bps	25 bps	18 bps	33 bps
Accretion of discount on loans ($000's)	5,629	3,346	5,698	18,831	28,745
Net charge-offs ($000's)	2,688	567	1,348	21,145	5,556
Return on average assets	1.37%	1.14%	1.17%	0.63%	1.36%
Fee income ratio	10.2%	9.2%	10.8%	9.6%	9.9%
Efficiency ratio	53.0%	52.7%	54.9%	53.8%	55.0%
Employees' compensation and benefits ($000's)	34,007	29,808	31,455	127,745	127,985

Broker-Dealer Segment:
Net revenue ($000's) (5)	150,070	149,190	113,128	531,267	455,719
Employees' compensation and benefits ($000's)	87,469	88,063	64,301	311,778	267,663
Variable compensation expense ($000's)	60,295	60,774	39,505	205,464	163,840
Compensation as a % of net revenue	58.3%	59.0%	56.8%	58.7%	58.7%
Pre-tax margin (6)	22.8%	23.7%	21.4%	21.8%	19.7%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	3,683,564	4,183,560	2,958,176	13,413,545	11,718,772
Refinancings	3,114,630	2,266,793	1,442,329	9,556,649	3,860,665
Total mortgage loan originations - volume	6,798,194	6,450,353	4,400,505	22,970,194	15,579,437
Mortgage loan sales - volume ($000's)	6,571,234	6,521,773	4,226,425	22,514,170	14,591,727
Net gains from mortgage loan sales (basis points):
As reported	448	440	304	406	324
Impact of sales to banking segment	(3)	(1)	(8)	(3)	(3)
Mortgage servicing rights asset ($000's) (7)	143,742	127,712	55,504	143,742	55,504
Employees' compensation and benefits ($000's)	163,822	161,738	109,753	586,713	419,135
Variable compensation expense ($000's)	116,736	116,275	67,224	405,116	252,956

(1)	Ratios and financial data presented on a consolidated basis and includes discontinued operations and those assets and liabilities of discontinued operations.
(2)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(3)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.3 million, $0.3 million, $0.1 million, $1.2 million, and $0.6 million, respectively, for the periods presented and for the banking segment were $0.2 million, $0.2 million, $0.1 million, $0.8 million, and $0.6 million, respectively, for the periods presented.
(4)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(5)	Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income.
(6)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(7)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital Ratios	2020	2020	2020	2020	2019
Tier 1 capital (to average assets):
PlainsCapital	10.44%	10.19%	10.37%	12.06%	11.61%
Hilltop	12.64%	13.03%	12.60%	13.03%	12.71%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.40%	14.64%	14.03%	13.33%	13.45%
Hilltop	18.97%	19.85%	18.46%	15.96%	16.70%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.40%	14.64%	14.03%	13.33%	13.45%
Hilltop	19.57%	20.46%	19.06%	16.38%	17.13%
Total capital (to risk-weighted assets):
PlainsCapital	15.27%	15.49%	14.88%	14.26%	14.13%
Hilltop	22.34%	23.22%	21.82%	17.00%	17.55%

	December 31,	September 30,	June 30,	March 31,	December 31,
Non-Performing Assets Portfolio Data	2020	2020	2020	2020	2019
Loans accounted for on a non-accrual basis ($000's) (1):
Commercial real estate	11,133	14,079	13,743	23,352	7,308
Commercial and industrial	34,049	38,708	32,259	47,121	15,262
Construction and land development	507	528	1,404	1,402	1,316
1-4 family residential	32,263	28,707	20,552	15,237	12,204
Consumer	28	53	308	310	26
Broker-dealer	—	—	—	—	—
	77,980	82,075	68,266	87,422	36,116
Troubled debt restructurings included in accruing loans held for investment ($000's)	1,954	1,919	2,025	2,286	2,173
Non-performing loans ($000's)	79,934	83,994	70,291	89,708	38,289

Non-performing loans as a % of total loans (2)	0.76%	0.80%	0.67%	0.92%	0.40%

Other real estate owned ($000's)	21,289	25,387	26,602	15,429	18,202

Other repossessed assets ($000's)	101	239	315	315	—

Non-performing assets ($000's) (2)	101,324	109,620	97,208	105,452	56,491

Non-performing assets as a % of total assets (2)	0.60%	0.65%	0.57%	0.67%	0.37%

Loans past due 90 days or more and still accruing ($000's)	243,631	187,105	124,682	101,300	102,707

(1)	Loans accounted for on a non-accrual basis do not include COVID-19 related loan modifications. The Bank’s COVID-19 payment deferral programs allow for a deferral of principal and/or interest payments with such deferred principal payments due and payable on maturity date of the existing loan. During the fourth quarter of 2020, the Bank’s actions included approval of COVID-19 related loan modifications, resulting in active loan modifications of approximately $240 million as of December 31, 2020, down from approximately $291 million and $968 million as of September 30, 2020 and June 30, 2020, respectively. The extent to which these measures will impact the Bank is uncertain, and any progression of loans, whether receiving COVID-19 payment deferrals or not, into non-accrual status, during future periods is uncertain and will depend on future developments that cannot be predicted.
(2)	Noted balances and percentages during all prior periods reflect reclassifications to conform to current period presentation.

	Three Months Ended December 31,
	2020			2019
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$2,760,798	$18,692	2.71%	$1,914,703	$19,124	4.00%
Loans held for investment, gross (2)	7,732,754	90,636	4.62%	7,258,086	96,572	5.24%
Investment securities - taxable	2,132,863	9,823	1.84%	1,871,993	16,011	3.42%
Investment securities - non-taxable (3)	258,644	2,188	3.38%	244,378	1,763	2.89%
Federal funds sold and securities purchased under agreements to resell	85,716	—	0.00%	68,278	228	1.32%
Interest-bearing deposits in other financial institutions	1,200,635	487	0.16%	325,984	1,408	1.71%
Securities borrowed	1,501,389	14,445	3.76%	1,589,465	16,196	3.99%
Other	49,648	913	7.31%	87,188	1,654	7.55%
Interest-earning assets, gross (3)	15,722,447	137,184	3.45%	13,360,075	152,956	4.52%
Allowance for credit losses	(155,142)			(56,124)
Interest-earning assets, net	15,567,305			13,303,951
Noninterest-earning assets	1,420,479			1,367,068
Total assets	$16,987,784			$14,671,019

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,523,955	$9,269	0.49%	$6,100,621	$17,480	1.14%
Securities loaned	1,398,943	12,014	3.42%	1,487,288	13,989	3.73%
Notes payable and other borrowings	1,150,439	8,206	2.84%	1,526,567	10,021	2.59%
Total interest-bearing liabilities	10,073,337	29,489	1.17%	9,114,476	41,490	1.80%
Noninterest-bearing liabilities
Noninterest-bearing deposits	3,669,230			2,789,662
Other liabilities	965,150			669,798
Total liabilities	14,707,717			12,573,936
Stockholders’ equity	2,252,989			2,072,865
Noncontrolling interest	27,078			24,218
Total liabilities and stockholders' equity	$16,987,784			$14,671,019

Net interest income (3)		$107,695			$111,466
Net interest spread (3)			2.28%			2.72%
Net interest margin (3)			2.72%			3.31%

	Year Ended December 31,
	2020			2019
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$2,306,203	$74,467	3.23%	$1,501,154	$64,830	4.32%
Loans held for investment, gross (2)	7,618,723	358,844	4.71%	7,088,208	395,641	5.58%
Investment securities - taxable	1,897,859	49,936	2.63%	1,803,622	61,983	3.44%
Investment securities - non-taxable (3)	231,824	7,918	3.42%	233,713	6,803	2.91%
Federal funds sold and securities purchased under agreements to resell	90,961	138	0.15%	63,598	1,236	1.94%
Interest-bearing deposits in other financial institutions	1,257,902	3,165	0.25%	371,312	8,469	2.28%
Securities borrowed	1,435,572	51,360	3.58%	1,550,322	69,582	4.49%
Other	59,412	3,687	6.21%	75,298	6,869	9.12%
Interest-earning assets, gross (3)	14,898,456	549,515	3.69%	12,687,227	615,413	4.85%
Allowance for credit losses	(122,148)			(57,690)
Interest-earning assets, net	14,776,308			12,629,537
Noninterest-earning assets	1,537,269			1,397,420
Total assets	$16,313,577			$14,026,957

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,397,121	$47,040	0.64%	$5,916,491	$71,509	1.21%
Securities loaned	1,336,873	42,817	3.20%	1,423,847	60,086	4.22%
Notes payable and other borrowings	1,222,044	33,249	2.72%	1,398,559	41,928	3.00%
Total interest-bearing liabilities	9,956,038	123,106	1.24%	8,738,897	173,523	1.99%
Noninterest-bearing liabilities
Noninterest-bearing deposits	3,304,475			2,635,924
Other liabilities	791,002			614,164
Total liabilities	14,051,515			11,988,985
Stockholders’ equity	2,235,690			2,014,535
Noncontrolling interest	26,372			23,437
Total liabilities and stockholders' equity	$16,313,577			$14,026,957

Net interest income (3)		$426,409			$441,890
Net interest spread (3)			2.45%			2.86%
Net interest margin (3)			2.85%			3.48%

(1)	Information presented on a consolidated basis and includes discontinued operations and those assets and liabilities classified of discontinued operations.
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rates for the periods presented. The adjustment to interest income was $0.3 million and $0.1 million for the three months ended December 31, 2020 and 2019, respectively, and $1.2 million and $0.6 million for the year ended December 31, 2020 and 2019, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, January 29, 2021. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review fourth quarter and full year 2020 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At December 31, 2020, Hilltop employed approximately 4,900 people and operated approximately 420 locations in 48 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “could,” “estimates,” “expects,” “extent,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “probable,” “progressing,” “projects,” “seeks,” “should,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the COVID-19 pandemic and the response of governmental authorities to the pandemic, which have caused and are causing significant harm to the global economy and our business; (ii) the credit risks of lending activities, including our ability to estimate credit losses, as well as the effects of, and trends in, loan delinquencies and write-offs; (iii) effectiveness of our data security controls in the face of cyber attacks; (iv) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (v) risks associated with concentration in real estate related loans; and (vi) changes in the interest rate environment and transitions away from the London Interbank Offered Rate. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.